UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 10, 2015

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2015, we entered into a Consulting Agreement with Mr. Jeffrey Glidden, our former Executive Vice President and Chief Financial Officer, effective upon his previously announced retirement.  Mr. Glidden will continue as a consultant to PTC through November 15, 2015.  Under the terms of the Consulting Agreement, PTC will pay Mr. Glidden $100,000 for his services under the Consulting Agreement and his unvested equity will continue to vest in accordance with its terms during the term of the Consulting Agreement.  He was also paid $21,185 to assist in the payment of continuation of his benefits under COBRA.  If the Consulting Agreement is terminated by PTC for cause or by Mr. Glidden, no further amounts will be paid to him under the Consulting Agreement and all unvested equity will be forfeited.  If PTC terminates the Consulting Agreement without cause, all amounts that have not yet been paid under the Consulting Agreement will be paid to him and all unvested equity that would have vested on or before November 15, 2015 will accelerate and vest.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10	Consulting Agreement dated February 10, 2015 by and between PTC Inc. and Jeffrey Glidden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: February 13, 2015	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel and Secretary